Supplement dated Nov.8, 2021 to the Prospectus Dated Aug. 16, 2021
Product Name	Prospectus Form #
RiverSource ® Structured SolutionsSM annuity	S- 6730 CJ (8/21)
The information in this supplement updates and amends certain information contained in the prospectus referenced above. Please read it carefully and keep it with your product prospectus for future reference. Except as modified in this supplement, all other terms and information contained in the prospectus remain in effect and unchanged.
 Effective on November 8, 2021 the Contingent Yield Indexed Accounts and Automated Partial Surrender Transfer Program are available in the states of Hawaii and Iowa.
The “Appendix A: State Variations“ section in the prospectus is revised to read:
State	Feature or Benefit	Variations or Availability
Hawaii	Investment Options – Indexed Accounts	Contingent Yield Indexed Accounts - available effective 11/08/2021
	Surrenders – Optional Automated Partial Surrender Transfer Program	Automated Partial Surrender Transfer Program - available effective 11/08/2021
Iowa	Investment Options – Indexed Accounts	Contingent Yield Indexed Accounts - available effective 11/08/2021
	Surrenders – Optional Automated Partial Surrender Transfer Program	Automated Partial Surrender Transfer Program - available effective 11/08/2021
THIS SUPPLEMENT SHOULD BE READ AND RETAINED FOR FUTURE REFERENCE.
S-6730-5 A (11/21)
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